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                                                                      EXHIBIT 16

                              RAIMONDO PETTIT GROUP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           ACCOUNTANTS AND CONSULTANTS
                      21515 HAWTHORNE BOULEVARD, SUITE 1250
                           TORRANCE, CALIFORNIA 90503







                                January 10, 2001



Securities & Exchange Commission
450 5th Street, NW
Washington, D.C. 20549


Dear Sir or Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the change in accountants that occurred on January 9, 2001, which will be filed by our former client, Seychelle Environmental Technologies, Inc. (File Number 000-29373). We agree with the statements made in response to that Item insofar as they relate to our firm.



                                       Very truly yours,

                                       /s/ RAIMONDO PETTIT GROUP

                                       Raimondo Pettit Group